                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         American General Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                PRELIMINARY COPY
--------------------------------------------------------------------------------
------------------------------------------------------------------------------

                          American General Corporation

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

  To Our Shareholders:

    You are invited to attend the 72nd annual meeting of the shareholders of American General Corporation on Thursday, April 30, 1998. The meet-ing will be held at Chase Center Auditorium, 601 Travis Street, Hous-ton, Texas, at 9 a.m. CDT.

    The meeting will be held for the following purposes:

    . to elect twelve directors for one-year terms;

    . to consider and vote upon a proposal to amend the Restated Articles of Incorporation increasing the number of shares of Common Stock authorized from 300,000,000 to 800,000,000 shares;

    . to consider and vote upon a proposal to approve an Employee Stock
      Purchase Plan;

    . to ratify the appointment of Ernst & Young LLP as independent audi-tors for calendar year 1998; and

    . to transact any other business that may properly come before the meeting or any adjournment thereof.

    YOUR VOTE IS IMPORTANT. Since many shareholders are not able to at-tend the meeting, the board of directors solicits proxies so that each shareholder has an opportunity to vote on the issues to be decided at the meeting.

    PLEASE RETURN THE ENCLOSED PROXY. We urge you to complete and return your proxy as promptly as possible - even if you are planning to attend the meeting. Prior to any vote taken at the meeting, you may change your proxy or vote in person. RETURNING YOUR CARD PROMPTLY will save the company the expense of a second mailing.

    We hope you will be represented at the meeting, either in person or by proxy. Thank you for your continued support.

                                       For the board of directors,


                                       /s/ Robert M. Devlin
                                       Robert M. Devlin

/s/ Susan A. Jacobs                    Chairman and Chief Executive Officer

  Susan A. Jacobs
  Corporate Secretary

  March 17, 1998

  [LOGO OF AMERICAN GENERAL APPEARS HERE]

  1998 PROXY STATEMENT

--------------------------------------------------------------------------------

                                                                PRELIMINARY COPY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

1998 PROXY STATEMENT
________________________________________________________________________________

GENERAL INFORMATION........................................................   1
ELECTION OF DIRECTORS (Item 1).............................................   1
GOVERNANCE OF THE COMPANY..................................................   4
PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION (Item 2)..........   5
PROPOSAL TO APPROVE AN EMPLOYEE STOCK PURCHASE PLAN (Item 3)...............   6
COMPENSATION OF EXECUTIVE OFFICERS.........................................  10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS............................  19
SECURITY OWNERSHIP OF MANAGEMENT...........................................  20
CERTAIN RELATIONSHIPS AND TRANSACTIONS.....................................  20
INDEPENDENT AUDITORS (Item 4)..............................................  21
OTHER BUSINESS.............................................................  21
PROXY SOLICITATION.........................................................  22
VOTING OF THRIFT PLAN HOLDINGS.............................................  22
APPENDIX A--PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION OF
 AMERICAN GENERAL CORPORATION.............................................. A-1

COPIES OF THIS PROXY STATEMENT, THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS, AND ITS ANNUAL REPORT ON FORM 10-K ARE AVAILABLE TO SHAREHOLDERS AT NO CHARGE UPON REQUEST DIRECTED TO:

AMERICAN GENERAL CORPORATION
INVESTOR RELATIONS
P.O. BOX 3247
HOUSTON, TX 77253-3247
TELEPHONE: (800) AGC-1111
   FAX:    (713) 523-8531

                                         [LOGO OF AMERICAN GENERAL APPEARS HERE]




--------------------------------------------------------------------------------

                          AMERICAN GENERAL CORPORATION

                                                               PRELIMINARY COPY
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

GENERAL INFORMATION

 The accompanying proxy is solicited by the board of directors of American General Corporation (the "Company" or "American General") for use at the Company's annual meeting of shareholders on Thursday, April 30, 1998. The 1997 Annual Report to Shareholders has been mailed to shareholders with this proxy statement and the proxy card beginning on March 17, 1998.

 Shares represented by proxies that are properly executed and returned with choices specified will be voted accordingly at the meeting or any adjournment thereof. If a proxy is signed without choices specified, those shares will be voted for the election of the director nominees named herein, for approval of the Amendment to the Restated Articles of Incorporation, for approval of the Employee Stock Purchase Plan and for the ratification of the appointment of the independent auditors for 1998.

 A shareholder may revoke a proxy at any time before it is voted by executing another proxy or voting in person. Shareholders who attend the meeting may vote by ballot at the meeting, thereby revoking any proxy previously given.

 VOTING INFORMATION. Holders of record of common stock ("Common Stock") and holders of record of 7% convertible preferred stock ("Preferred Stock") at the close of business on March 11, 1998, will be entitled to vote at the meeting. As of March 1, 1998 [ ] shares of Common Stock and 2,317,701 shares of Preferred Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock, and four-fifths of one vote for each share of Preferred Stock, held by such shareholder. Except as otherwise indicated herein, holders of Common Stock and Preferred Stock will vote together as a single class upon the matters to come before the meeting.

 Abstentions from voting and broker non-votes will be included in determining if the requisite number of affirmative votes is received on any matters submitted to the shareholders for vote and, accordingly, will have the same effect as a vote against such matters.

 QUORUM. The bylaws of the Company and applicable Texas law require, for a quorum, the presence at the meeting, in person or by proxy, of holders of shares representing a majority of the votes entitled to be cast at the meeting. IN ORDER TO ENSURE THAT A QUORUM WILL BE PRESENT, EACH SHAREHOLDER IS REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD.

ELECTION OF DIRECTORS
(Item 1 on proxy card)

 By resolution of the board of directors, the number of directors of the Company has been fixed at twelve as of the date of the meeting.

 All twelve director nominees are currently directors of the Company. All nominees have been nominated for one-year terms ending at the next annual meeting when their successors assume office. The affirmative vote of a majority of the votes entitled to be cast by the holders of Common Stock and Preferred Stock represented at the meeting is required for the election of each nominee to serve as a director of the Company for such term.

 All directors to be elected at this meeting were elected at the annual meeting in 1997 for a one-year term, with the exceptions of Michael E. Murphy and Michael J. Poulos. Messrs. Murphy and Poulos were elected as directors by the board of directors on September 11, 1997 and March [ ], 1998, respectively.

 Although the management of the Company has no reason to believe that any of the nominees will be unable to serve, if such situation should arise prior to the meeting, no replacement(s) will be named, and the number of directors to be elected will be reduced accordingly.

 In addition to serving on the board of directors of the Company, Messrs. D'Agostino and Newton serve as directors of American General Finance, Inc. and as directors of American General Finance Corporation. Each of these subsidiaries of the Company has publicly issued debt securities outstanding.

 On succeeding pages, information is presented about each nominee for director, including name, age, principal occupation during the past five years, certain other directorships, and the period during which the director has served on the board.

-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                             1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTOR

               J. Evans Attwell, 66


               . Vinson & Elkins L.L.P. (attorneys), Of Counsel         Director
               . With that firm since 1956                              since
               . Director: Seagull Energy Corporation and Dain          1963
                 Rauscher, Inc.

               Brady F. Carruth, 40


               . Gulf Coast Capital Corporation (commercial             Director
                 landscaping), President & CEO since 1986               since
               . Director: Consolidated Graphics, Inc. and Carruth-     1990
                 Doggett Industries, Inc.

               James S. D'Agostino Jr., 51


               . American General Corporation, President since 1997     Director
               . American General Life and Accident Insurance           since
                 Company, Chairman & CEO, 1995 to 1997, President &     1996
                 CEO, 1993 to 1995
               . American General Corporation, Executive Vice
                 President, 1993, Senior Vice President, 1991 to
                 1993
               . Joined American General in 1986

               W. Lipscomb Davis Jr., 66


                                                                        Director
               . Hillsboro Enterprises (investments), Partner since     since
                 1985                                                   1977
               . Director: Genesco, Inc., Thomas Nelson, Inc., and
                 SunTrust Bank, Nashville, N.A.

               Robert M. Devlin, 56


               . American General Corporation, Chairman since 1997,     Director
                 CEO since 1996, President, 1995 to 1997, Vice          since
                 Chairman, 1993 to 1995                                 1993
               . American General Life Insurance Company, President
                 & CEO, 1986 to 1993
               . Joined American General in 1977
               . Director: Cooper Industries, Inc.

               Larry D. Horner, 63


               . Pacific USA Holdings Corp. (real estate and thrift     Director
                 operations), Chairman since 1994                       since
               . Arnhold and S. Bleichroeder, Inc., Managing            1991
                 Director, 1991 to 1994
               . KPMG Peat Marwick LLP, 1956 to 1991, Chairman &
                 CEO, 1984 to 1990
               . Director: Asia Pacific Electric Wire & Cable Corp.
                 Limited, Atlantis Plastics, Inc., Biological and
                 Popular Culture, Inc., Laidlaw Holdings, Inc.,
                 Pacific Southwest Bank, and Phillips Petroleum
                 Company

--------------------------------------------------------------------------------

2                         AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NOMINEES FOR ELECTION AS DIRECTOR (CONTINUED)

              Richard J. V. Johnson, 67


              . Houston Chronicle (newspaper publishing), Chairman     Director
                since 1990 and Publisher since 1987                    since
              . With that organization since 1956                      1990
              . Advisory Director: Chase Bank of Texas N.A.

              Michael E. Murphy, 61


              . Retired Vice Chairman and Chief Administrative         Director
                Officer, Sara Lee Corporation (packaged food and       since
                consumer products), Vice Chairman, 1993 to 1997,       1997
                Chief Administrative Officer, 1979 to 1997,
                Executive Vice President, 1979 to 1993, Chief
                Financial Officer, 1979 to 1994
              . Director: Bassett Furniture Industries,
                Incorporated, GATX Corporation, Payless
                ShoeSource, Inc., and True North Communications
                Inc.

              Jon P. Newton, 56


              . American General Corporation, Vice Chairman since      Director
                1997, Vice Chairman & General Counsel, 1995 to         since
                1997, Senior Vice President & General Counsel,         1995
                1993 to 1995
              . Joined American General in 1993
              . Clark, Thomas, Winters & Newton (attorneys), 1979
                to 1993

              Michael J. Poulos, 66


              . Retired Chairman, President & CEO, Western             Director
                National Corporation (life insurance), Chairman,       since
                President & CEO, 1993 to March 1998                    March
              . American General Corporation, 1970 to 1993, Vice       1998
                Chairman, 1991 to 1993, Director, 1980 to 1993

              Robert E. Smittcamp, 56


              . Lyons-Magnus Co., Inc. (food processing),              Director
                President & CEO since 1971                             since
              . Wawona Frozen Foods, Inc., Co-Owner since 1987;        1990
                Wawona Orchards, Co-Owner since 1960
              . Director: Lyons Transportation Co. and Astec
                TechnologyEngineering Co.

              Anne M. Tatlock, 58


              . Fiduciary Trust Company International (investment      Director
                management), President since 1994, Executive Vice      since
                President, 1990 to 1994                                1995
              . Director: Fortune Brands, Inc. and Fiduciary Trust
                Company International


-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                             3

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

GOVERNANCE OF THE COMPANY

 In accordance with applicable Texas law, the business and affairs of the Company are managed under the direction of its board of directors.

 During 1997, the board of directors held 13 meetings, and each director attended at least 94% of the aggregate number of meetings of the board of directors and of committees on which such director served, during such director's service on the board.

 AUDIT COMMITTEE. The audit committee recommends to the board of directors the independent auditors to be engaged by the Company and confers with the independent auditors regarding their review of the annual financial statements, their findings, and their recommendations.

 The audit committee also reviews compliance with the Company's Policy on Business Conduct; reviews the scope of the audit to be performed for the following year; and reviews with the independent auditors the accounting principles and policies of the Company.

 The audit committee, the current members of which are Messrs. Davis (chairman), Attwell, Carruth, and Murphy, held three meetings in 1997.

 EXECUTIVE COMMITTEE. The executive committee is authorized to exercise the authority of the board of directors between regular meetings of the board, except when action of the full board is required by law.

 The executive committee also is authorized by the board of directors to perform the functions of a nominating committee and in this capacity recommends candidates for election to the board of directors and to the committees of the board. Shareholders may also recommend board nominees, as described in the section "Other Business - Shareholder Proposals and Nominations."

 The executive committee, the current members of which are Messrs. Devlin (chairman), Attwell, Horner, and Newton, met concurrently with the board of directors in February 1997.

 FINANCE COMMITTEE. The finance committee was established by the board of directors at its January 29, 1998 meeting.

 The finance committee is authorized to advise and consult with management concerning the general financial affairs of the Company including, but not limited to, the capital structure of the Company, financing arrangements, investment strategy, and similar matters of a financial nature; and to make such recommendations from time to time to the board of directors for necessary action as shall seem to the committee to be appropriate.

 The current members of the finance committee are Ms. Tatlock (chairman), Messrs. Attwell, Horner, Murphy, and Newton.

 MANAGEMENT DEVELOPMENT COMMITTEE. The management development committee was established by the board of directors at its January 29, 1998 meeting.

 The management development committee is authorized to review and consult with the chief executive officer concerning recruitment and development of executive management, organizational structure, and matters related thereto, and assist the chief executive officer in developing recommendations concerning the same from time to time for board consideration.

 The current members of the management development committee are Messrs. Devlin (chairman), Carruth, D'Agostino, Davis, Johnson, and Smittcamp.

-------------------------------------------------------------------------------

4                        AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 PERSONNEL COMMITTEE. The personnel committee reviews the contribution that key officers and employees make to the Company's performance and prospects, and the salaries and other compensation of these individuals. The committee determines the Company's matching contribution under the Employees' Thrift and Incentive Plan, and the members of the committee administer the Supplemental Thrift Plan and the Company's stock and incentive plans.

 The personnel committee, the current members of which are Messrs. Horner (chairman), Johnson, and Smittcamp, and Ms. Tatlock, held three meetings in 1997.

COMPENSATION OF DIRECTORS

 Each non-employee member of the board of directors receives an annual retainer of $32,000, plus a fee of $1,500 for attendance at each meeting of the board or a committee thereof. Committee chairmen receive an additional $5,000 annual retainer. No such fees or retainers are paid to any director who is an employee of the Company.

 The American General Corporation Retirement Plan for Directors (the "Directors' Retirement Plan") was amended effective March 1, 1997 to terminate future benefit accruals. Each of the non-employee directors who were serving on March 1, 1997, is entitled to receive units of Common Stock equivalents with an aggregate value equal to the actuarial equivalent of the benefits due to commence to such directors at age 70, with vesting requirements waived. Upon termination of board service, such directors will be entitled to receive cash in an amount equal to the then current value of such units.

 The non-employee directors are eligible for certain awards pursuant to the American General Corporation 1997 Stock and Incentive Plan. In 1997, each of the Company's non-employee directors received a grant of 500 Incentive Award units equal to the value of 500 shares of Common Stock at the date of grant and options to purchase 1,500 shares of Common Stock at an exercise price of $42.94, which was the fair market value on the date of grant. These Non-Qualified Stock Options expire on March 13, 2007. Future awards are subject to the discretion of the board, and the amounts of such awards are not presently determinable.

PROPOSAL TO AMEND THE RESTATED ARTICLES OF INCORPORATION
(Item 2 on Proxy Card)

 The board of directors has authorized the submission to the shareholders for their approval of an Amendment to the Restated Articles of Incorporation to provide for an increase in the number of shares of Common Stock authorized for issuance from 300,000,000 to 800,000,000. The text of the amendment is at-tached as Appendix A. The amendment will not affect the number of shares of
Preferred Stock authorized. As of March 1, 1998,        shares of Common Stock
were issued and outstanding with approximately 8,461,701 shares being reserved for issuance upon the conversion of outstanding Preferred Stock and other con-vertible securities and approximately shares reserved for issuance under the Company's stock and incentive plans.

 The board of directors believes an increase in the maximum number of autho-rized shares of Common Stock is advisable at this time to provide for the availability of shares for issuance in the future if the need arises, such as in connection with stock splits, stock dividends, acquisitions, financings, stock ownership plans, and other appropriate corporate purposes. Although the Company has considered, and continues to consider from time to time, opportu-nities which may involve the issuance of shares of Common Stock, the Company has no present plans for the issuance of the additional shares proposed to be authorized by the amendment other than for the purposes for which shares are currently reserved for as described above.

 The Company last increased its authorized shares in 1983 with an increase from 100 million to 300 million authorized shares in connection with a three-for-one stock split. In the ensuing period the Company's assets

-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                             5

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

have grown from about $15 billion to over $93 billion. This increase has re-sulted not only from internal growth but also from selective acquisitions.

 In the past twelve months alone, American General has acquired Home Benefi-cial Corporation, USLIFE Corporation, and Western National Corporation, and issued 9.5 million, 39.0 million, and 10.2 million shares of Common Stock, re-spectively, in connection with such transactions. The board of directors of the Company believes it is strategically important to the Company to maintain an adequate level of authorized shares for future corporate transactions.

 In 1993, the Company last split its stock by paying a 100% stock dividend, increasing its outstanding shares from approximately one hundred million to approximately two hundred million. The Company believes it is appropriate to maintain the trading range of its stock in approximately the 25th-75th percen-tile of the stock price of companies listed in the S&P 500 Index. The Company's stock currently trades in approximately the [ ]th percentile of such companies, and the board of directors may consider a stock split in 1999.

 The amendment, if approved, would not itself affect the relative equities of present shareholders. However, if the amendment is approved, the board of di-rectors will not be required to obtain further shareholder approval prior to the issuance of any such additional shares except as may be required by law, regulation, or stock exchange rules. The shareholders do not have preemptive rights to purchase additional shares of Common Stock and any issuance of Com-mon Stock on other than a pro rata basis may dilute the ownership interest of present shareholders.

 Although an increase in the authorized shares of Common Stock could, under certain circumstances, be construed as having an anti-takeover effect (for ex-ample, by diluting the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the proposed amendment is not in response to any effort to accumulate the Company's stock or to obtain control of the Company, nor is it part of a plan by management to recommend to the board of directors and shareholders a series of amendments or changes that will have an anti-takeover effect.

 SHAREHOLDER VOTE. Approval of the Amendment to the Restated Articles of Incorporation will require the affirmative vote of at least two-thirds of the outstanding shares of Common Stock and Preferred Stock voting together as a class, and the affirmative vote of at least two-thirds of the outstanding shares of Common Stock voting separately as a class.

 THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL.

PROPOSAL TO APPROVE AN EMPLOYEE STOCK PURCHASE PLAN
(Item 3 on Proxy Card)


GENERAL

 The board of directors authorized the adoption of the American General Corporation 1998 Employee Stock Purchase Plan (the "Purchase Plan") on January 29, 1998, subject to approval by the stockholders of the Company within 12 months thereafter. The purpose of the Purchase Plan is to provide an incentive to

-------------------------------------------------------------------------------

6                        AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

employees of the Company and certain of its subsidiaries to acquire or increase an ownership interest in the Company through the purchase of shares of Common Stock.

SUMMARY OF PURCHASE PLAN

 Shares Available under the Purchase Plan; Adjustments. Subject to adjustment as provided in the Purchase Plan, the number of shares of Common Stock that may be purchased by participating employees under the Purchase Plan will not in the aggregate exceed 5 million shares, which may be originally issued or reacquired shares, including shares bought on the market or otherwise for purposes of the Purchase Plan. Such number of shares is subject to adjustment in the event of a change in the Common Stock by reason of a stock dividend or by reason of a subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares, or other similar change. Upon any such event, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the Purchase Plan, will also be adjusted accordingly. On March [ ], 1998, the closing price of the Common Stock as reported on the New York Stock Exchange was $xx.xx per share.

 Eligibility. Options under the Purchase Plan will be granted on July 1, 1998, and, thereafter through June 30, 2008, on the first day of each successive October, January, April and July (each such date being referred to herein as a "Date of Grant"). Each employee of the Company or any present or future parent or subsidiary corporation of the Company that has been designated as a "Participating Company" from time to time by the administrative committee as of a Date of Grant is eligible to participate in the Purchase Plan as of such Date of Grant if such employee (i) is regularly scheduled to work more than 20 hours per week and more than three calendar months in any calendar year and
(ii) has been continuously employed by the Company or any parent or subsidiary corporation of the Company for the period beginning on the date that is 60 days prior to the January 1 or July 1 coincident with or next preceding such Date of Grant and ending on such Date of Grant. Approximately 25,000 employees would have been eligible to participate in the Purchase Plan as of January 1, 1998.

 Participation. An eligible employee may elect to participate in the Purchase Plan for any calendar quarter during the period from July 1, 1998 to June 30, 2008, by designating a percentage or amount of such employee's eligible compensation to be deducted for each pay period and paid into the Purchase Plan for such employee's account. An eligible employee may participate in the Purchase Plan only by means of payroll deduction. No employee will be granted an option under the Purchase Plan that permits such employee's rights to purchase Common Stock to accrue at a rate that exceeds $25,000 of fair market value of such stock for the calendar year in which such option is outstanding. Unless an employee's payroll deductions are withdrawn (as described below), the aggregate payroll deductions credited to the employee's account will be used to purchase shares of Common Stock at the end of the three-month period beginning on a Date of Grant (the "Option Period"); provided, however, that the maximum number of shares of Common Stock that may be purchased by a participant under any quarterly option may not exceed 800 shares (subject to adjustment in the event of a change in the Common Stock). The per share purchase price of the Common Stock will be 85% of the lesser of the fair market value of the Common Stock on the Date of Grant or on the last day of the Option Period (the "Date of Exercise"). During the option period, payroll deductions will be included in the general funds of the Company, free of any trust or other arrangement and may be used for any corporate purpose. No interest will be paid or credited to any participant.

 Changes in and Withdrawal of Payroll Deductions. A participant may not change the rate of his or her payroll deductions during an Option Period. However, a participant may withdraw from the Purchase Plan, in whole but not in part, at any time prior to the Date of Exercise relating to a particular Option Period by timely delivering to the Company a notice of withdrawal in the manner specified by the Company. Upon such notice, the Company promptly will refund to the participant the amount of the participant's payroll deductions under the Purchase Plan that have not been otherwise returned or used upon exercise of an option, and thereafter

-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                             7

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

the participant's payroll deduction authorization and interest in any unexercised option under the Purchase Plan will terminate.

 Delivery of Shares; Restrictions on Transfer. As soon as practicable after each Date of Exercise, the Company will deliver to a custodian one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Common Stock respecting options exercised on such Date of Exercise in the aggregate (for both whole and fractional shares) of all of the participating employees under the Purchase Plan. Any remaining amount representing a fractional share will not be certificated (or otherwise so credited) and such remaining amount will be paid in cash to the custodian. A participant may not generally transfer or otherwise dispose of the shares for a period of 21 months from the Date of Exercise (or for such other period as may be specified from time to time by the administrative committee under the Purchase Plan). During this period, the custodian will retain custody of the shares.

  Termination of Employment. Except as described below, if the employment of a participant terminates for any reason, then the participant's participation in the Purchase Plan ceases and the Company will refund the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of an option. If the employment of a participant terminates after such participant has attained age 65 or due to death or disability, the participant, or the participant's personal representative, as applicable, may elect either to (i) withdraw all of the accumulated unused payroll deductions credited to the participant's account or
(ii) exercise the participant's option for the purchase of Common Stock at the end of the Option Period.

 Restriction Upon Assignment of Option. An option granted under the Purchase Plan may not be transferred other than by will or the laws of descent and distribution. Subject to certain limited exceptions, each option is exercisable, during the employee's lifetime, only by the employee to whom it is granted.

 Administration, Amendments, and Termination. The Purchase Plan is to be administered by a committee appointed from time to time by the board. In connection with its administration of the Purchase Plan, the committee is authorized to interpret the Purchase Plan.

 The Purchase Plan may be amended from time to time by the board; provided, however, that no change in any option theretofore granted may be made that would impair the rights of a participant without the consent of such participant. The board may in its discretion terminate the Purchase Plan at any time with respect to any Common Stock for which options have not theretofore been granted.

 The benefits and amounts to be received by any participant under the Purchase Plan are not currently determinable.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

 The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the Purchase Plan based on federal income tax laws currently in effect. This summary applies to the Purchase Plan as normally operated and is not intended to provide or supplement tax advice to eligible employees. The summary contains general statements based on current U.S. federal income tax statutes, regulations, and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences or the effect, if any, of gift, estate, and inheritance taxes. The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

 Tax Consequences to Participants. A participant's payroll deductions to purchase Common Stock are made on an after-tax basis. There is no tax liability to the participant when shares of Common Stock are purchased

-------------------------------------------------------------------------------

8                        AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

pursuant to the Purchase Plan. However, the participant may incur tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The participant's U.S. federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

 If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs more than two years after the first day of the Option Period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant's death) ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the option or (ii) 15% of the fair market value of the shares at the Date of Grant (the beginning of the Option Period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the option, then there will be no ordinary income. Instead, the participant will have a capital loss equal to the difference between the sales price and the purchase price paid under the option.

 If a disqualifying disposition of the shares is made (i.e., a disposition (other than by reason of death) within two years after the first day of the Option Period in which the shares were purchased), the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the Date of Exercise over the purchase price paid for the shares under the option (even if no gain is realized on the sale or if a gratuitous transfer is made). Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

 Tax Consequences to the Company or Participating Company. The Company, or the Participating Company for which a participant performs services, will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, the Company or such Participating Company can deduct as a compensation expense the amount that is ordinary income to the participant provided that, among other things, (i) the amount meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" within the meaning of Section 280G of the Code, (ii) any applicable withholding obligations are satisfied and (iii) the one million dollar limitation of
Section 162(m) of the Code is not exceeded.

 SHAREHOLDER VOTE. Approval of the Purchase Plan will require the affirmative vote of a majority of the votes entitled to be cast by the holders of Common Stock and Preferred Stock represented at the meeting.

 THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL.

-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                             9

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


COMPENSATION OF EXECUTIVE OFFICERS

REPORT OF THE PERSONNEL COMMITTEE


                 [THE PERSONNEL COMMITTEE IS SCHEDULED TO MEET
                  ON MARCH 4, 1998, TO REVIEW AND FINALIZE THE
                          PERSONNEL COMMITTEE REPORT.]


                 PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS:
                              LARRY D. HORNER, CHAIRMAN
                              RICHARD J.V. JOHNSON
                              ROBERT E. SMITTCAMP
                              ANNE M. TATLOCK

--------------------------------------------------------------------------------

10                        AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 SUMMARY COMPENSATION. The following Summary Compensation Table sets forth compensation information for the Company's chief executive officer and each of the four other most highly compensated executive officers of the Company, including officers of certain subsidiaries (the five being herein referred to as the "named executive officers") for services performed in 1997, 1996, and 1995.

                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                                                         Long-Term Compensation/1/
                                                                 ---------------------------------------
                                     Annual Compensation                  Awards              Payouts
-----------------------------------------------------------------------------------------------------------------------
                                                       Other                                 Long-Term
                                                      Annual      Restricted   Securities    Incentive      All Other
                                                      Compen-        Stock     Underlying       Plan         Compen-
Name and Position         Year Salary($) Bonus($)/2/ sation($)   Awards ($)/4/ Options (#) Payouts ($)/5/ sation ($)/6/
-----------------         ---- --------- ----------- ---------   ------------- ----------- -------------- -------------
Robert M. Devlin,
 Chairman                 1997 $816,154   $     --    17,602/3/   $2,181,250     150,000      $   -0-        $40,645
 & CEO of the             1996  615,385    750,000       -0-             -0-     100,000      123,375         31,776
 Company                  1995  461,077    400,000       -0-             -0-      35,000      128,000         23,488
                   --------------------------------------------------------------------------------------------------
Jon P. Newton, Vice       1997  483,077         --       -0-         436,250      60,000      174,750         25,754
 Chairman of the          1996  416,154    300,000       -0-             -0-      25,000          -0-         23,102
 Company                  1995  333,077    200,000       -0-             -0-      22,600          -0-         17,728
                   --------------------------------------------------------------------------------------------------
James S. D'Agostino Jr.,  1997  466,154         --       -0-             -0-      75,000      174,750        112,498
 President of the         1996  369,539    300,000       -0-             -0-      25,000       88,125         19,124
 Company                  1995  299,846    200,000       -0-             -0-      20,000       64,000         14,752
                   --------------------------------------------------------------------------------------------------
[to be determined         1997
 after bonus awards       1996
 in March 1998]           1995
                   --------------------------------------------------------------------------------------------------
[to be determined         1997
 after bonus awards       1996
 in March 1998]           1995
-----------------------------------------------------------------------------------------------------------------------

/1/PLAN AWARDS. All long-term compensation awards were granted under the stock and incentive plans of AmericanGeneral.
/2/BONUS PAYMENT. The bonus amounts for performance for each year are deter-
   mined and paid in March of the subsequent year.
/3/OTHER ANNUAL COMPENSATION. The amount represents reimbursement for certain income taxes incurred by Mr. Devlin in 1997.
/4/RESTRICTED STOCK AWARDS. These amounts represent the value of the Re-
   stricted Stock on the date of grant. At December 31, 1997, Messrs. Devlin,
   Newton, D'Agostino,      and      held an aggregate of 65,000, 20,000,
   14,000,        and        shares, respectively, with a value of $3,514,063,
   $1,081,250, $756,875, $        and $      , respectively. Dividends are
   paid to holders with respect to Restricted Stock at the same rate as is paid on all other shares of Common Stock. In the event of a Change in Con-trol, all forfeiture restrictions with respect to all outstanding shares of Restricted Stock immediately lapse. See "Employment Agreements and Change in Control Arrangements" below for the definition of "Change in Control."
/5/LONG-TERM INCENTIVE PLAN PAYOUTS. These amounts represent the value of Per-
   formance Awards on the date of vesting, following the three-year perfor-mance period, regardless of whether the vested award was paid in cash, stock, or a combination thereof.
/6/ALL OTHER COMPENSATION. These amounts include American General's contribu-
   tions to the American General Employees' Thrift and Incentive Plan ("Thrift Plan") and Supplemental Thrift Plan ("Supplemental Plan") and the taxable value of company-provided term life insurance ("Excess Life"). In the case of Mr. D'Agostino, the amount also includes $88,889 in moving expenses for his relocation to Houston, Texas, that were paid by American General. The Thrift Plan contributions for 1997 were $7,125 for each of the named execu-tive officers. The Supplemental Plan contributions and the Excess Life tax-able value for 1997 were as follows: Mr. Devlin, $29,602 and $3,918; Mr.
   Newton, $14,711 and $3,918; Mr. D'Agostino, $13,852 and $2,632; Mr.     ,
   $      and $     ; and Mr.     , $      and $     .

-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                            11

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 STOCK OPTIONS. The following table contains information concerning the grant of stock options during 1997 to the named executive officers.

                         STOCK OPTIONS GRANTED IN 1997

----------------------------------------------------------------------------------
                                 Individual Stock Option Grants
                         ----------------------------------------------
                                      % of Total                        Grant Date
                          Options   Options Granted Exercise             Present
                          Granted    to Employees    Price   Expiration   Value
         Name            (#)/2/,/3/     in 1997      ($/Sh)     Date     ($)(/1/)
----------------------------------------------------------------------------------
Robert M. Devlin          150,000          10       43.6875   3-12-07   [       ]
Jon P. Newton              60,000           4       43.6875   3-12-07   [       ]
James S. D'Agostino Jr.    75,000           5       43.6875   3-12-07   [       ]
[       ]                 [     ]         [ ]       [     ]   [     ]   [       ]
[       ]                 [     ]         [ ]       [     ]   [     ]   [       ]
----------------------------------------------------------------------------------

/1/GRANT DATE PRESENT VALUE. These estimates of value are disclosed for illustration only and should not be interpreted as projections of the future price of Common Stock. These estimates were developed using a Black-Scholes option pricing model incorporating the following assumptions: expected volatility of [ ]%, risk free interest rate of [ ]%, expected life of [ ]%, and dividend yield of [ ]%.
/2/OPTIONS. These consist solely of Non-Qualified Options to acquire Common
   Stock, which generally become exercisable in three equal annual installments beginning on the first anniversary of the grant.
/3/CHANGE IN CONTROL. In the event of a Change in Control, the stock option agreements provide for acceleration and/or the automatic surrender of options and a cash payment based on the difference between the exercise price and a price intended to give the option holder the benefit of the highest price paid for American General Common Stock in the change in control transaction, or the highest fair market value of Common Stock during the 60 days preceding the change in control date. See "Employment Agreements and Change in Control Arrangements" below for the definition of "Change in Control."

 OPTION EXERCISES AND VALUES. The following table shows the exercise of options by the named executive officers during 1997 and unexercised options held by them as of December 31, 1997.

                    AGGREGATED OPTION EXERCISES IN 1997 AND
                     OPTION VALUES AT DECEMBER 31, 1997/1/
-------------------------------------------------------------------------------

                                                           Number of Securities      Value of Unexercised
                                                          Underlying Unexercised     In-the-Money Options
                                                          Options at 12/31/97 (#)       at 12/31/97/2/
                         Shares Acquired on    Value     ------------------------- -------------------------
         Name               Exercise (#)    Realized ($) Exercisable Unexercisable Exercisable Unexercisable
------------------------------------------------------------------------------------------------------------
Robert M. Devlin                -0-            $ -0-       123,666      228,335    $2,826,939   $2,997,010
Jon P. Newton                   -0-              -0-        41,399       84,201       947,783    1,102,267
James S. D'Agostino Jr.         -0-              -0-        62,296       98,334     1,567,398    1,238,764
[       ]                       [ ]            [   ]       [     ]      [     ]    [        ]   [        ]
[       ]                       [ ]            [   ]       [     ]      [     ]    [        ]   [        ]
------------------------------------------------------------------------------------------------------------

/1/OPTIONS. The options reported in the table include both Incentive Stock
   Options and Non-Qualified Options. All outstanding options are subject to acceleration and/or cashout in the event of a Change in Control. See footnote 3 to the table captioned "Stock Options Granted in 1997."
/2/VALUE. "Value" is the difference between the fair market value of the underlying shares of American General Common Stock on December 31, 1997 and the exercise price.

-------------------------------------------------------------------------------

12                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 PERFORMANCE AWARDS. The following table describes Performance Awards granted during the fiscal year ending December 31, 1997 to the named executive officers.

                LONG-TERM INCENTIVE PLAN AWARDS GRANTED IN 1997
-------------------------------------------------------------------------------

                                      Performance
                                       or Other
                                        Period          Estimated Future Payouts
                                         Until              in Units/2/,/3/
                          Number of   Maturation  ------------------------------------
Name                     Units (#)/1/  or Payout  Threshold (#) Target (#) Maximum (#)
--------------------------------------------------------------------------------------
Robert M. Devlin            13,000     1997-1999      6,500       13,000     26,000
Jon P. Newton                5,000     1997-1999      2,500        5,000     10,000
James S. D'Agostino Jr.      5,000     1997-1999      2,500        5,000     10,000
[      ]                    [    ]     [       ]      [   ]       [    ]     [    ]
[      ]                    [    ]     [       ]      [   ]       [    ]     [    ]
--------------------------------------------------------------------------------------

/1/PERFORMANCE UNITS. Each unit is the equivalent of one share of American
   General Common Stock.
/2/FUTURE PAYOUTS. The performance criterion for these Performance Awards is cumulative operating earnings per share for the three-year performance period. Subject to downward adjustment at the discretion of the personnel committee, Performance Awards will vest from 0% to 200% on a pro rata basis according to the following levels: If cumulative operating earnings per share for the period are less than $8.45 ("Threshold"), no units will vest. If cumulative operating earnings per share are at least $10.56 ("Target") during the period, units will vest at 100%, and if cumulative operating earnings per share for the period are as much as $12.67 ("Maximum"), units will vest at 200% of the original grant.
/3/CHANGE IN CONTROL. In the event of a Change in Control, Performance Awards would vest at a 200% level and be paid in cash or stock at the discretion of the personnel committee. Calculation of such cash payment is similar to the method of calculating the specified price of American General Common Stock with respect to the cashout of options as described in footnote 3 to the table captioned "Stock Options Granted in 1997."

-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                            13

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


PENSION PLANS

  Pension Plan Table "A" shows the estimated annual retirement benefits pay-able to Messrs. Devlin, Newton, and D'Agostino pursuant to their Supplemental Executive Retirement Agreements with the Company ("SERAs"), which (together with the Company's Supplemental Executive Retirement Plan) comprise a non-qualified, unfunded, defined benefit pension plan.

                            PENSION PLAN TABLE "A"

-------------------------------------------------------------------------------

                                      Years of Service
       Remuneration    10 Yr.   15 Yr.   20 Yr.    25 Yr.     28 Yr.
----------------------------------------------------------------------
       $  400,000     $ 96,000 $144,000 $192,000 $  240,000 $  268,800
          450,000      108,000  162,000  216,000    270,000    302,400
          500,000      120,000  180,000  240,000    300,000    336,000
          750,000      180,000  270,000  360,000    450,000    504,000
        1,000,000      240,000  360,000  480,000    600,000    672,000
        1,250,000      300,000  450,000  600,000    750,000    840,000
        1,500,000      360,000  540,000  720,000    900,000  1,008,000
        1,750,000      420,000  630,000  840,000  1,050,000  1,176,000
        2,000,000      480,000  720,000  960,000  1,200,000  1,344,000
----------------------------------------------------------------------

  The SERA benefits shown in Pension Table "A" are subject to offset (i) for the respective named executive officer's benefits under the American General Retirement Plan, a qualified non-contributory defined benefit pension plan, and the Company's Restoration of Retirement Income Plan, a non-qualified, unfunded defined benefit pension plan, and (ii) for one-half of his annual benefit under the Social Security Act, relating to Old-Age and Disability benefits. The compensation covered by the SERAs is the same as the annual compensation reported in the Summary Compensation Table for each of the three named executive officers who have a SERA. The estimated credited years of service under the SERAs for Messrs. Devlin, Newton, and D'Agostino are 20, 10 and 12, respectively. The maximum number of years of service which can be credited under the SERAs is 28. The SERA benefit is computed on the basis of a straight-life annuity with a 10-year term certain.

  Pension Plan Table "B" shows the estimated annual retirement benefits
payable to Messrs. [      ] and [     ] pursuant to the Company's Supplemental
Executive Retirement Plan ("SERP"), which (together with the SERAs) comprises a non-qualified, unfunded, defined benefit pension plan.

                            PENSION PLAN TABLE "B"

-------------------------------------------------------------------------------

                                      Years of Service
       Remuneration    10 Yr.   15 Yr.   20 Yr.    25 Yr.     30 Yr.
----------------------------------------------------------------------
       $  400,000     $ 80,000 $120,000 $160,000 $  200,000 $  240,000
          450,000       90,000  135,000  180,000    225,000    270,000
          500,000      100,000  150,000  200,000    250,000    300,000
          750,000      150,000  225,000  300,000    375,000    450,000
        1,000,000      200,000  300,000  400,000    500,000    600,000
        1,250,000      250,000  375,000  500,000    625,000    750,000
        1,500,000      300,000  450,000  600,000    750,000    900,000
        1,750,000      350,000  525,000  700,000    875,000  1,050,000
        2,000,000      400,000  600,000  800,000  1,000,000  1,200,000

  The SERP benefits shown in Pension Table "B" are subject to offset (i) for the respective named executive officer's benefits under the American General Retirement Plan, a qualified non-contributory defined benefit pension plan, and the Company's Restoration of Retirement Income Plan, a non-qualified, un-funded, defined

-------------------------------------------------------------------------------

14                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

benefit pension plan and (ii) for one-half of his annual benefit under the So-cial Security Act, relating to Old-Age and Disability benefits. The compensa-tion covered by the SERP is the same as the annual compensation reported in the Summary Compensation Table for each named executive officer covered by the SERP. The estimated credited years of service under the SERP for Messrs.
[     ] and [     ] are [ ] and [ ], respectively. The maximum number of years of service which can be credited under the SERP is 30. The SERP benefit is computed on the basis of a straight-line annuity with a 10-year term certain.

          COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN



                             [GRAPH APPEARS HERE]

  The graph above shows the Company's total return on Common Stock compared to the S&P 500 Composite Stock Price Index and the S&P Insurance (Life/Health) over the five-year period beginning December 31, 1992. The following table sets forth the numbers used in the graph above and provides the annualized total return to shareholders for the Company and the two comparison indexes.

                                                                   5 YEAR ANNUALIZED
    YEAR-END        1992    1993    1994    1995    1996    1997     TOTAL RETURN
                                                                     -

 American General  $100.00 $104.13 $107.17 $137.23 $166.52 $226.80      17.80%
------------------------------------------------------------------------------------
 S&P 500            100.00  109.99  111.43  153.13  188.47  251.35      20.24%
------------------------------------------------------------------------------------
 S&P Insurance
 (Life/Health)      100.00  101.29   84.08  120.53  146.82  183.59      12.92%


-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                            15

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

 CHANGE IN CONTROL. The phrase "Change in Control" for all purposes used in this proxy statement is generally defined as (i) the acquisition of 30% or more of the voting securities of the Company by a non-affiliate of the Company; (ii) the merger or consolidation of the Company or its direct or indirect subsidiary unless the voting securities of the Company immediately prior to the transaction continue to represent at least 51% of the voting power of the Company, the surviving entity, or any parent thereof immediately after the transaction; (iii) the sale of substantially all of the assets of the Company, except to an entity which has 51% of its voting power held by those who were the shareholders of the Company immediately prior to such sale, in substantially the same proportions; (iv) the adoption of a plan of liquidation of the Company by its shareholders; or (v) a change in the constituency of the board of directors of the Company, where the current directors (including future directors who are nominated or elected by 2/3 of the then current directors) cease to constitute a majority of the board of directors of the Company.

 EMPLOYMENT AGREEMENTS. As of February 1, 1998 (the "Effective Date"), the Company entered into employment agreements (the "Agreements") with Messrs. Devlin, Newton, and D'Agostino (the "Executives"). Each Agreement has an initial term of three years, which term is automatically extended for an additional month on the first day of each month subsequent to the Effective Date, unless the Company or the Executive has given prior notice not to extend the term. Under each Agreement, the Executive agrees to devote his full working time, energies and attention to his duties, and undertakes certain non-competition obligations to the Company, which generally require the Executive not to directly or indirectly compete with the Company in any area of the United States in which the Company conducts business for the three-year period following his termination of employment.

 Each Agreement provides that the Executive will be entitled to receive an an-nual base salary not less than that in effect on the Effective Date (or, if greater, that in effect on May 1, 1998). The Executive will also be provided with an opportunity to earn an annual bonus. If, as is anticipated for the 1998 fiscal year, the Executive participates in a bonus plan pursuant to which performance objectives, bonus opportunities, and levels of payment are set for the Executive (a "formula bonus plan"), his minimum bonus opportunity for the 1998 fiscal year (when measured as a percentage of the Executive's salary) will not be less than the average bonus he actually received for the three preceding fiscal years (when so measured). The Executive's bonus opportunity for future years under the formula bonus plan cannot be reduced; however, the actual bonus to be paid with respect to each such year will be determined pur-suant to the plan's provisions. The Agreement provides that, when non-quali-fied options which are granted to the Executive after the Effective Date be-come exercisable, they will remain exercisable for their full term. The Agree-ment also provides that the Executive is entitled to participate in the bene-fit and compensation plans generally available to the Company's senior offi-cers and will be provided with an automobile pursuant to the Company's policy as of the Effective Date.

 If an Executive's employment is terminated (i) by the Company for "Cause" (as defined in the Agreement), (ii) due to the Executive's death, or (iii) by the Executive without "Good Reason" (as defined in the Agreement), then, except as described below, the Executive will generally be entitled only to payment of his salary through the date of termination of employment and to the other post-termination compensation and benefits to which he is entitled under the terms of the Company's compensation and benefit plans.

 If an Executive's employment with the Company is terminated by the Company due to "Disability" (as defined in the Agreement), he will be entitled to a monthly supplemental payment during the 36 month period immediately following such termination, such that together with any amounts paid pursuant to the Company's normal disability benefit plans and Social Security disability bene-fits with respect to a termination of employment for disability, the annual gross amount paid to the Executive during such period equals the base salary and average bonus applicable to the Executive immediately preceding the termi-nation of his employment due to Disability.

-------------------------------------------------------------------------------

16                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 If an Executive's employment with the Company is terminated by the Company without Cause, by the Executive for Good Reason, or by the Executive for any reason during the year immediately following a Change in Control, then, in addition to being entitled to his salary through the date of termination and the compensation and benefits to which he is entitled under the terms of the Company's compensation and benefits plans, the Executive will be entitled to the payments and benefits described in this paragraph. The Executive will be entitled to a cash payment equal to a pro rata portion of the bonus that would be payable for the year in which his employment is terminated, assuming the applicable performance targets were achieved at target level. If no target level and performance targets have been set, the pro rata payment will be based upon the average bonus paid to the Executive during the preceding three years. The Executive will also be entitled to a cash severance payment equal to three times the Executive's salary and average bonus as measured immediately prior to the date of termination. This cash severance will be paid to the Executive over a three-year period in monthly or more frequent installments, except that, if the termination occurs following a Change in Control, the cash severance will be paid in a lump sum. In addition, the Company will pay (or establish a trust to pay) all remaining premiums on any "split-dollar" insurance policy arrangement in effect between the Executive and the Company and will transfer the rights and incidents of any such policy to the Executive at no cost to him. The Company is also required to provide for the Executive during the thirty-six month period following such a termination the life and accident insurance provided immediately prior to the termination of employment, at no greater cost to the Executive than that in effect immediately prior to his termination. The Executive will also be entitled to nine months of outplacement service and the use of Company office facilities and a Company-provided automobile for thirty-six months following the date of his termination. All outstanding stock options, restricted stock, and similar equity-based awards made by the Company to the Executive will become fully vested and any applicable performance goals will be deemed met at target level. If the Executive terminates his employment with the Company for a Good Reason which exists because of a reduction in the Executive's benefits, salary, or bonus, the above-described amounts will be paid and benefits will be provided by reference to the benefits, salary, or bonus as in effect prior to the occurrence of such Good Reason event.

 Upon termination of Mr. Devlin's employment (other than by the Company for Cause), he will be entitled to the use of certain office facilities and serv-ices during his lifetime. Upon termination of each Executive's employment with the Company, other than a termination by the Company for Cause or by the Exec-utive without Good Reason, the Executive (and the Executive's spouse) will be entitled to lifetime medical and dental insurance benefits substantially simi-lar to those available to the executive as of the Effective Date (or if more favorable, immediately prior to termination of the Executive's employment with the Company). In addition, if, following the attainment by the Executive of age 62 (or age 60 in the case of Mr. Devlin), the Executive's employment with the Company terminates for any reason (other than a termination by the Company for Cause), the Executive will become fully vested in all outstanding time-vested stock options, restricted stock and similar equity-based awards granted to him by the Company, and will also become vested in at least a pro rata por-tion of all equity-based performance awards granted to him by the Company.

 In the event that any payments or benefits received by an Executive in con-nection with a Change in Control (whether or not pursuant to the Agreement) become subject to an excise tax imposed pursuant to Section 4999 of the Inter-nal Revenue Code, the Executive will be entitled under the Agreement to an ad-ditional payment (a "gross-up payment") in an amount such that the net amount of payments retained by the Executive following the imposition of the excise tax and any additional taxes imposed on the gross-up payment shall equal the amount the Executive would have retained had the excise tax not been initially imposed.

 SEVERANCE AGREEMENTS. The Company has agreements providing for the payment of severance benefits to certain officers of the Company and its subsidiaries in the event of certain qualifying terminations of employment within a three-year period following the occurrence of a Change in Control. The Company has such
agreements with Messrs. [    ] and [     ]. The agreements are evergreen.
Terminations that

-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                            17

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

qualify the terminated officer for severance payments include a termination by the Company without "Cause" (as defined in the agreement) and a termination by the officer with "Good Reason" (as defined in the agreement). Good Reason includes certain changes in duties, responsibilities, salary, or benefits.

 In the event of a qualifying termination, these agreements provide for severance payments equal to approximately three times the sum of the officer's annual base salary and annual bonus. Each agreement provides an additional amount to cover payment of any applicable excise tax on all benefits received as the result of a Change in Control (whether or not pursuant to the severance agreement) and any income or employment taxes imposed on the excise tax payment in order that the net amount retained by the officer will equal the amount the officer would have received absent any such excise tax. The agreements also provide for the continuation of certain medical and dental benefits for a maximum period of 36 months following termination, for outplacement services for up to nine months, and certain other benefits.

 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND AGREEMENTS. Under the Supplemental Executive Retirement Agreements entered into as of February 1, 1998, with Messrs. Devlin, Newton, and D'Agostino and the Supplemental Executive
Retirement Plan in which Messrs. [   ] and [   ] participate as of February 1,
1998, the retirement benefit of each named executive officer will vest upon a Change in Control, and each named executive officer will be given 36 addi-tional months of age and service credit upon (x) a termination by the Company without Cause or (y) a termination by the Executive with Good Reason (as Cause and Good Reason are defined in the applicable Employment Agreement (for Messrs. Devlin, Newton, and D'Agostino) or applicable severance agreement (for
Messrs. [     ] and [     ])) or (z) in the case of Messrs. Devlin, Newton,
and D'Agostino, a termination for any reason during the year immediately fol-lowing a Change in Control.

 COMPANY STOCK-BASED AWARDS. All of the awards outstanding or to be granted under the Company's stock incentive plans are subject to the automatic accel-eration of vesting and/or cashout upon a Change in Control. See the applicable footnotes to the preceding executive compensation tables for a description of how a Change in Control would affect each type of award under such plans.

 DEFERRED COMPENSATION PLAN. The Company has authorized for adoption a de-ferred compensation plan that allows certain officers, including all of the named executive officers, to defer a portion of their salary and bonus. If the officer elects to have such deferral deemed to be invested in Common Stock, then the officer will be credited with an award equal to 20% of the deferred salary and bonus, which will generally vest in three years and be deemed to be invested in Common Stock. Vesting of this award will accelerate upon the re-tirement, disability, or death of the officer or a Change in Control.

 PERFORMANCE-BASED PLAN FOR EXECUTIVE OFFICERS. Upon a Change in Control, par-ticipants in this annual bonus plan (including the named executive officers) will receive a pro rata payment of their respective annual bonuses for the year in which the Change in Control occurs, which assumes that target levels of achievement have been met.

 SUPPLEMENTAL THRIFT PLAN. Upon a Change in Control, any benefit which partic-ipants (including the named executive officers) have under the Supplemental Thrift Plan will become completely vested.

-------------------------------------------------------------------------------

18                       AMERICAN GENERAL CORPORATION

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

 The Company does not know of any person that owns more than 5 percent of the outstanding Common Stock or Preferred Stock, except for those listed below, based on the number of shares outstanding on March 1, 1998.

                                                      SHARES BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER  TITLE OF CLASS         OWNED          CLASS
------------------------------------------------------------------------------------
AMVESCAP PLC                          Common Stock        13,078,876/1/      [5.2%]
  11 Devonshire Square
  London EC2M 4YR
  England
The Capital Group Companies,          Common Stock        13,066,760/2/      [5.1%]
 Inc.
  333 South Hope Street
  Los Angeles, CA
Putnam Investments, Inc.              Common Stock        13,693,609/3/      [5.4%]
  One Post Office Square
  Boston, MA
The Lucy B. Gooding                   Preferred Stock        753,422/4/      32.5%
  1995 Living Trust
  2970 St. Johns Avenue
  Jacksonville, FL
The Bryan Trust                       Preferred Stock        479,236/5/      20.7%
  One Independent Drive
  Jacksonville, FL
The Olive Julia Gibson                Preferred Stock        186,506/5/       8.1%
  Bryan Testamentary Trust
  One Independent Drive
  Jacksonville, FL

/1/Based on a Schedule 13G dated February 12, 1998. AMVESCAP PLC and certain of its subsidiaries report shared voting and investment power with respect to all of the shares reported in the table.
/2/Based on a Schedule 13G dated February 11, 1998. The Capital Group
   Companies, Inc. reports sole voting power with respect to none of such shares and sole dispositive power with respect to all of such shares and disclaims beneficial ownership with respect to all of such shares.
/3/Based on a Schedule 13G dated January 16, 1998. Putnam Investments, Inc. re-
   ports shared voting power with respect to 139,040 shares.
/4/Lucy B. Gooding, Robert A. Mills, and Bonnie H. Smith are trustees of The
   Lucy B. Gooding 1995 Living Trust.
/5/Jacob F. Bryan IV, G. Howard Bryan, and Cynthia Craig Bliss are beneficiaries and/or trustees of The Bryan Trust and The Olive Julia Gibson Bryan Testamentary Trust. In addition to the shares reported in the table,
   G. Howard Bryan has direct beneficial ownership of 8,033 shares of Preferred Stock. Such trusts are being managed by a subsidiary of The Capital Group Companies, Inc., and the shares held by such trusts are included in the calculation of beneficial ownership of Common Stock by The Capital Group Companies, Inc.

--------------------------------------------------------------------------------

                              1998 PROXY STATEMENT                            19

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                       SECURITY OWNERSHIP OF MANAGEMENT
 The beneficial ownership as of March 1, 1998, of Common Stock by each direc-tor nominee and by each of the named executive officers identified herein un-der the caption "Summary Compensation Table," is set forth below, except that ownership in the American General Employees' Thrift and Incentive Plan (the "Thrift Plan") and the Supplemental Thrift Plan (the "Supplemental Plan") is shown as of December 31, 1997, the latest date for which such information is available. As of such date, each of the named individuals owned less than 1% of the Company's outstanding Common Stock and no shares of Preferred Stock. All director nominees and executive officers as a group beneficially owned
[  ]% of the Company's outstanding Common Stock.

                                                           NUMBER OF SHARES
                 NAME OF BENEFICIAL OWNER              BENEFICIALLY OWNED/1/,/2/
                 ------------------------              -------------------------
      Robert M. Devlin...............................
      J. Evans Attwell...............................
      Brady F. Carruth...............................
      James S. D'Agostino Jr.........................
      W. Lipscomb Davis Jr...........................
      Larry D. Horner................................
      Richard J. V. Johnson..........................
      Michael E. Murphy..............................
      Jon P. Newton..................................
      Michael J. Poulos..............................
      Robert E. Smittcamp............................
      Anne M. Tatlock................................
      [       ]......................................
      [       ]......................................
      All Director Nominees and Executive Officers as
       a Group.......................................

-------
/1/Beneficial ownership signifies sole voting and investment power, unless otherwise noted. Each participant in the Thrift Plan has sole voting power with respect to shares held in the participant's plan account (subject to being exercised by the Thrift Plan's trustee in the event the participant does not exercise voting power). A holder of Restricted Stock granted under the Company's stock and incentive plans has sole voting power but not investment power with respect to such shares. Those disclaiming beneficial ownership share voting and investment power with respect to the securities subject to disclaimer, unless otherwise noted. Securities subject to such
   disclaimers are included in the total number of [         ] shares listed
   in the right column.
/2/Includes shares held by executive officers in the Thrift Plan and the
   Supplemental Thrift Plan.
/3/Includes shares of Common Stock issuable upon the exercise of options granted under the Company's stock and incentive plans, which are exercisable within a period of 60 days from February 15, 1998, as follows:
/4/Includes shares held in trusts as follows:
/5/Includes shares owned by family members as follows:

CERTAIN RELATIONSHIPS AND TRANSACTIONS

 On February 25, 1998, the Company acquired the remaining shares of common stock of Western National Corporation ("Western National") pursuant to an Agreement and Plan of Merger dated as of September 11, 1997 and amended as of January 15, 1998 ("Merger Agreement"). Mr. Poulos, Western National and the Company had entered into a letter agreement regarding the treatment of bene-fits payable to Mr. Poulos under the terms of the employment agreement with Western National and certain incentive awards under the Western National Cor-poration 1993 Stock and Incentive Plan upon Mr. Poulos' resignation as Chair-man, President & CEO of Western National. Under the terms of such agreement, Mr. Poulos has (i) received a severance payment of $4.5 million; (ii) surren-
dered to the Company [      ] shares of Common Stock in exchange for $[   ]
million (based on the NYSE closing sales price on the date of surrender); and
(iii) surrendered to the Company [       ] options to acquire Common Stock in
exchange for $[    ] million (based on spread between the NYSE closing sales
price on the date of surrender and the exercise price). The surrendered

-------------------------------------------------------------------------------

20                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

shares of Common Stock and options were received by Mr. Poulos in accordance with the terms of the Merger Agreement in exchange for certain of his shares of Western National common stock and Western National options. In addition, the other Western National options held by Mr. Poulos and converted in the merger will continue to be exercisable for the remainder of the original ten-year term of such options.

 In 1994, Mr. Poulos acquired 100,000 shares of Western National common stock from Conseco, Inc. at a net price of $11.365 per share. To finance this pur-chase, Western National made a five-year non-recourse loan, payable in one in-stallment at maturity, to Mr. Poulos for the full purchase price, which was secured by the common stock. The original interest rate on the loan was the prime rate announced from time to time by Bankers Trust Company of New York. At December 31, 1997, the interest rate on the loan was 8.5% per annum. Inter-est accrued for 1997 aggregated $97,949. Effective January 1, 1998, Western National and Mr. Poulos agreed to change the interest rate on the loan to 6 months LIBOR plus 100 basis points.

 In 1997, Mr. Attwell was Of Counsel to the law firm of Vinson & Elkins L.L.P., which provided legal services to the Company and its subsidiaries during 1997.

 Various executive officers and directors of American General may from time to time purchase insurance or annuity products marketed by American General companies in the ordinary course of business.

INDEPENDENT AUDITORS
(Item 4 on Proxy Card)

 The board of directors of the Company, adopting the recommendation of the audit committee, has appointed the firm of Ernst & Young LLP as the Company's independent auditors to audit the accounts of the Company for the year 1998 and recommends ratification of the appointment by the shareholders at the meeting. One or more representatives of Ernst & Young LLP are expected to be present at the meeting where they will be given the opportunity to make a statement and will be available to respond to appropriate questions. Ernst & Young LLP served as the Company's independent auditors for the 1997 fiscal year.

 If the appointment of Ernst & Young LLP is not ratified by a majority of the votes entitled to be cast by the holders of Common Stock and Preferred Stock represented at the meeting, or if, prior to the meeting, Ernst & Young LLP declines to act or otherwise becomes incapable of acting, or its engagement is otherwise discontinued by the board of directors of the Company at any time, then, in any such case, the board of directors will appoint other independent auditors whose employment will then be subject to ratification by shareholders at the annual meeting following such appointment.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

OTHER BUSINESS

 1998 ANNUAL MEETING. At the date of this proxy statement, the management of the Company knows of no other matter to be presented for action at the meeting. However, if any other matters do properly come before the meeting, it is intended that the persons named on the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

 SHAREHOLDER PROPOSALS AND NOMINATIONS. Shareholders may propose matters to be presented at shareholders' meetings and also may nominate directors. Formal procedures have been established for those proposals and nominations.

 Shareholder proposals must be received at the Company's principal offices on or before November 17, 1998 in order to be included in the proxy materials for presentation at the Company's 1999 annual meeting.

-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT                            21

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 The Company's bylaws provide generally that nominations of persons for election to the board of directors and shareholder proposals for an annual meeting may be made by a shareholder only if the shareholder is a shareholder of record and such shareholder gives timely written notice of such shareholder's intent to make such nomination or nominations or shareholder proposals to the corporate secretary. In the case of an annual meeting, to be timely, notice of shareholder proposals or director nominations must be given to the corporate secretary not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, that in the event that such annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so given not later than the close of business on the tenth day following the day on which notice of the date of such annual meeting is mailed or public disclosure of the date of such annual meeting is made, whichever first occurs. In the case of a special meeting of shareholders called for the purpose of electing directors, to be timely, notice of director nominations must be given to the corporate secretary not later than the close of business on the tenth day following the day on which notice of the date of such special meeting is mailed or public disclosure of the date of such special meeting is made, whichever first occurs. Each such notice must contain certain specified information with respect to the shareholder making the proposal, and the nominee or nominees or the shareholder proposal.

 A copy of the requirements described above will be provided to any shareholder upon written request to the corporate secretary.

PROXY SOLICITATION

 In addition to the solicitation of proxies by mail, proxies also may be solicited by telephone, telegram, facsimile, or personal interview by employees of the Company, who will not receive additional compensation therefor. The Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies at a fee of approximately $15,000, plus expenses. The Company will pay the cost of soliciting proxies. The Company also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses in sending proxy material to the beneficial owners of voting securities.

VOTING OF THRIFT PLAN HOLDINGS

 The terms of the American General Employees' Thrift and Incentive Plan, the American General Agents' and Managers' Thrift Plan, and The Variable Annuity Life Insurance Company Agents' and Managers' Thrift Plan and the related trust agreements with State Street Bank & Trust Company, as Trustee, require that the Trustee vote the shares of Common Stock held in participants' accounts as directed by the participants. In the event a participant does not provide specific voting instructions, the Trustee must vote the shares in accordance with the instructions received from a majority of shares for which the Trustee did receive instructions and in accordance with its fiduciary duty. A participant in one of the plans may use the proxy card to direct the Trustee to vote the shares of Common Stock allocated to that participant's account. The Trustee will vote the shares of the participant whose name and signature appear thereon in the manner directed therein.

By order of the board of directors,

Susan A. Jacobs
Corporate Secretary

March 17, 1998

-------------------------------------------------------------------------------

22                       AMERICAN GENERAL CORPORATION

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                                                                     APPENDIX A

           PROPOSED AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                                      OF
                         AMERICAN GENERAL CORPORATION

  The first paragraph of ARTICLE FOUR is amended to read in its entirety as follows:

  The aggregate number of shares of stock which the corporation shall have the authority to issue is eight hundred sixty million (860,000,000) shares, con-sisting of sixty million (60,000,000) shares of Preferred Stock of the par value of One Dollar Fifty Cents ($1.50) per share (hereinafter referred to as the "Preferred Stock"), and eight hundred million (800,000,000) shares of Com-mon Stock of the par value of Fifty Cents ($0.50) per share (hereinafter re-ferred to as the "Common Stock").

-------------------------------------------------------------------------------

                             1998 PROXY STATEMENT

--------------------------------------------------------------------------------
 ------------------------------------------------------------------------------







                    [LOGO OF AMERICAN GENERAL APPEARS HERE]

                            1998 PROXY STATEMENT

                        AMERICAN GENERAL CORPORATION

                             2929 ALLEN PARKWAY
                         HOUSTON, TEXAS 77019-2155
--------------------------------------------------------------------------------

                                                             [PRELIMINARY COPY]

                                   P R O X Y


                   [LOGO OF AMERICAN GENERAL APPEARS HERE]

                ANNUAL MEETING OF SHAREHOLDERS ON APRIL 30, 1998

The undersigned hereby appoints ROBERT M. DEVLIN, J. EVANS ATTWELL, and W. LIPSCOMB DAVIS JR. and each of them, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday, April 30, 1998, and at any postponement or adjournment thereof.

Election of the following Director Nominees is recommended by the Board of
Directors:

J. Evans Attwell, Brady F. Carruth, James S. D'Agostino Jr., W. Lipscomb Davis Jr., Robert M. Devlin, Larry D. Horner, Richard J.V. Johnson, Michael E. Murphy, Jon P. Newton, Michael J. Poulos, Robert E. Smittcamp, and Anne M. Tatlock.

If you are a participant in any of the American General Thrift Plans referenced in the Proxy Statement, this card also constitutes instructions to the trustee of such plans to vote the shares allocated to your accounts in the manner described in the Proxy Statement.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                  SEE REVERSE
                                      SIDE
 ................................................................................
                            * Fold and Detach Here *

                         Annual Meeting of Shareholders
                            Thursday, April 30, 1998
                                   9 a.m. CDT
                            Chase Center Auditorium
                               601 Travis Street
                                 Houston, Texas

                                 [COMMON FRONT]

                                                              [PRELIMINARY COPY]

    Please mark your                                                     3147
[X] votes as in this
    example.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEMS 2, 3 AND 4. (HOWEVER, IF NO DIRECTION IS MADE AS TO THRIFT PLAN STOCK, SEE THE PROXY STATEMENT.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1

1. Election of Directors (see reverse)

    FOR          WITHHELD
    [_]            [_]

 For, except vote withheld from the following nominee(s):

 --------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2

2. Approval of Amendment to Restated Articles of Incorporation with Respect to Increasing Authorized Common Stock

    FOR          AGAINST          ABSTAIN
    [_]            [_]              [_]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3

3. Approval of Employee Stock Purchase Plan

    FOR          AGAINST          ABSTAIN
    [_]            [_]              [_]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4

4. Ratification of Appointment of Independent Auditors.

    FOR          AGAINST          ABSTAIN
    [_]            [_]              [_]


In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SIGNATURE(S)                                                               DATE
 ................................................................................
                            * Fold and Detach Here *


              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

                                 [COMMON BACK]

                                                              [PRELIMINARY COPY]

                                   P R O X Y


                    [LOGO OF AMERICAN GENERAL APPEARS HERE]

                ANNUAL MEETING OF SHAREHOLDERS ON APRIL 30, 1998

The undersigned hereby appoints ROBERT M. DEVLIN, J. EVANS ATTWELL, and W. LIPSCOMB DAVIS JR. and each of them, as proxies with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of American General Corporation 7% Convertible Preferred Stock that the undersigned is entitled to vote at the annual meeting of shareholders to be held in Houston, Texas, on Thursday, April 30, 1998, and at any postponement or adjournment thereof.

Election of the following Director Nominees is recommended by the Board of
Directors:

J. Evans Attwell, Brady F. Carruth, James S. D'Agostino Jr., W. Lipscomb Davis Jr., Robert M. Devlin, Larry D. Horner, Richard J.V. Johnson, Michael E. Murphy, Jon P. Newton, Michael J. Poulos, Robert E. Smittcamp, and Anne M. Tatlock.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE). YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE NAMED PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                  SEE REVERSE
                                      SIDE
 ................................................................................
                            * Fold and Detach Here *

                         Annual Meeting of Shareholders
                            Thursday, April 30, 1998
                                   9 a.m. CDT
                            Chase Center Auditorium
                               601 Travis Street
                                 Houston, Texas

                               [PREFERRED FRONT]

                                                              [PRELIMINARY COPY]

    Please mark your                                                      7156
[X] votes as in this
    example.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF ALL DIRECTOR NOMINEES AND FOR ITEMS 2, 3 AND 4.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1

1. Election of Directors (see reverse)

    FOR            WITHHELD
    [_]              [_]

 For, except vote withheld from the following nominee(s):

 ---------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2

2. Approval of Amendment to Restated Articles of Incorporation with Respect to Increasing Authorized Common Stock

    FOR          AGAINST          ABSTAIN
    [_]            [_]              [_]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3

3. Approval of Employee Stock Purchase

    FOR          AGAINST          ABSTAIN
    [_]            [_]              [_]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4

4. Ratification of Appointment of Independent Auditors.

    FOR          AGAINST          ABSTAIN
    [_]            [_]              [_]


In their discretion, the proxies are authorized to vote upon such other business as is properly brought before the meeting.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SIGNATURE(S)                                                        DATE
 ................................................................................
                            * Fold and Detach Here *



              YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

                                [PREFERRED BACK]

                                                                          DRAFT
                                                                          -----
                                                                         2/26/98
                         AMERICAN GENERAL CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN


     1. PURPOSE. The AMERICAN GENERAL CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN (the "Plan") is intended to provide an incentive for employees of AMERICAN GENERAL CORPORATION (the "Company") and certain of its subsidiaries to acquire or increase a proprietary interest in the Company through the purchase of shares of the Company's common stock. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of that section of the Code.

     2. DEFINITIONS. Where the following words and phrases are used in the Plan, they shall have the respective meanings set forth below, unless the context clearly indicates to the contrary:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means a committee appointed from time to time by the Board to administer the Plan as provided in paragraph 3.

          (d) "Company" means American General Corporation, a Texas corporation.

          (e) "Date of Exercise" means the last day of each Option Period.

          (f) "Date of Grant" means July 1, 1998, and, thereafter, the first day of each successive October, January, April, and July.

          (g) "Eligible Compensation" means regular straight-time earnings or base salary, plus payments for overtime, bonuses and other special payments, commissions, and other incentive payments.

          (h) "Eligible Employee" means, with respect to each Date of Grant, each employee of the Company or a Participating Company who, as of such Date of Grant, (i) is regularly scheduled to work more than 20 hours per week and more than three calendar months in any calendar year and (ii) has been continuously employed by the Company or any parent or subsidiary corporation of the Company for the period beginning on the date that is 60 days prior to the Entry Date coincident with or next preceding such Date of Grant and ending on such Date of Grant.

          (i) "Entry Date" means July 1, 1998, and, thereafter, the first day of each successive January and July.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Option Period" means the three month period beginning on each Date of Grant.

          (l) "Option Price" shall have the meaning assigned to such term in paragraph 8(b).

          (m) "Participating Company" means any present or future parent or subsidiary corporation of the Company that participates in the Plan pursuant to paragraph 4.

          (n) "Plan" means this American General Corporation 1998 Employee Stock Purchase Plan, as amended from time to time.

          (o) "Restriction Period" means the period of time during which shares of Stock acquired by a participant in the Plan may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by such participant as provided in paragraph 8(d).

          (p) "Stock" means the shares of the Company's common stock, par value $.50 per share.

     3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, the members of which shall be appointed from time to time by the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until he dies, resigns, or is removed from office by the Board. Subject to the provisions of the Plan, the Committee shall interpret the Plan and all options granted under the Plan, make such rules as it deems necessary for the proper administration of the Plan, and make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee shall correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any option granted under the Plan, in the manner and to the extent that the Committee deems desirable to carry the Plan or any option into effect. The Committee shall, in its sole discretion, make such decisions or determinations and take such actions, and all such decisions, determinations and actions taken or made by the Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties. The Committee shall not be liable for any decision, determination or action taken in good faith in connection with the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such officers and employees of the Company as the Committee deems appropriate.

     4. PARTICIPATING COMPANIES. The Committee may designate any present or future parent or subsidiary corporation of the Company that is eligible by law to participate in the Plan as a Participating Company by written instrument delivered to the designated Participating Company.

Such written instrument shall specify the effective date of such designation and shall become, as to such designated Participating Company and persons in its employment, a part of the Plan. The terms of the Plan may be modified as applied to the Participating Company only to the extent permitted under Section 423 of the Code. Transfer of employment among the Company and Participating Companies (and among any other parent or subsidiary corporation of the Company) shall not be considered a termination of employment hereunder. Any Participating Company may, by appropriate action of its Board of Directors, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate a Participating Company's Plan participation at any time.

     5. ELIGIBILITY. Subject to the provisions hereof, all Eligible Employees as of a Date of Grant shall be eligible to participate in the Plan with respect to options granted under the Plan as of such date.

     6. STOCK SUBJECT TO THE PLAN. Subject to the provisions of paragraph 13, the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed _____________ shares of the authorized Stock, which shares may be unissued shares or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. Should any option granted under the Plan expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Plan. Any shares that are not subject to outstanding options upon the termination of the Plan shall cease to be subject to the Plan.

     7.   GRANT OF OPTIONS.

          (a) IN GENERAL. Commencing on July 1, 1998, and continuing while the Plan remains in force, the Company shall, on each Date of Grant, grant an option under the Plan to purchase shares of Stock to each Eligible Employee as of such Date of Grant who elects to participate in the Plan; provided, however, that no option shall be granted to an Eligible Employee if such individual, immediately after the option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of Sections 423(b)(3) and 424(d) of the Code). Except as provided in paragraph 13, the term of each option shall be for three months, which shall begin on a Date of Grant and end on the last day of such three-month period. Subject to subparagraph 7(d), the number of shares of Stock subject to an option for a participant shall be equal to the quotient of (i) the aggregate payroll deductions withheld on behalf of such participant during the Option Period in accordance with subparagraph 7(b), divided by (ii) the Option Price of the Stock applicable to the Option Period, including fractions; provided, however, that the maximum number of shares of Stock that may be subject to any option for a participant may not exceed __________ (subject to adjustment as provided in paragraph 13).

          (b) ELECTION TO PARTICIPATE; PAYROLL DEDUCTION AUTHORIZATION. An Eligible Employee may participate in the Plan only by means of payroll deduction. Except as provided in subparagraph 7(f), each Eligible Employee who elects to participate in the Plan shall deliver to the Company, within the time period prescribed by the Committee, a written payroll deduction authorization in a form prepared by the Company whereby he gives notice of his election to participate in the Plan as of the next following Date of Grant, and whereby he designates an integral percentage of his Eligible Compensation to be deducted from his compensation for each pay period and paid into the Plan for his account.

          (c) CHANGES IN PAYROLL AUTHORIZATION. The payroll deduction authorization referred to in subparagraph 7(b) may not be changed during the Option Period. However, a participant may withdraw from the Plan as provided in paragraph 9.

          (d) $25,000 LIMITATION. No employee shall be granted an option under the Plan which permits his rights to purchase Stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time (within the meaning of Section 423(b)(8) of the Code). Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the participant as soon as administratively feasible after the next following Date of Exercise.

          (e) LEAVES OF ABSENCE. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation (S) 1.421-7(h)(2), a participant's elected payroll deductions shall continue. A participant may not contribute to the Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation (S) 1.421-7(h)(2), then such participant's payroll deductions for such Option Period that were made prior to such leave may remain in the Plan and be used to purchase Stock under the Plan on the Date of Exercise relating to such Option Period. If a participant takes a leave of absence that is not described in the first or third sentence of this subparagraph 7(e), then he shall be considered to have terminated his employment and withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof. Further, notwithstanding the preceding provisions of this subparagraph 7(e), if a participant takes a leave of absence that is described in the first or third sentence of this subparagraph 7(e) and such leave of absence exceeds 90 days, then he shall be considered to have withdrawn from the Plan pursuant to the provisions of paragraph 9 hereof and terminated his employment on the 91st day of such leave of absence.

          (f) CONTINUING ELECTION. Subject to the limitation set forth in subparagraph 7(d), a participant (i) who has elected to participate in the Plan pursuant to subparagraph 7(b) as of a Date of Grant and (ii) who takes no action to change or revoke such election as of the next following Date of Grant and/or as of any subsequent Date of Grant prior to any such respective Date of Grant shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Date(s) of Grant as was in effect immediately prior to such respective Date of Grant. Payroll deductions that are limited by subparagraph 7(d) shall recommence at the rate provided in such participant's payroll deduction authorization at the beginning of the first Option Period that is scheduled to end in the following calendar year, unless the participant changes the amount of his payroll deduction authorization pursuant to paragraph 7, withdraws from the Plan as provided in paragraph 9, or is terminated from participation in the Plan as provided in paragraph 10.

     8.   EXERCISE OF OPTIONS.

          (a) GENERAL STATEMENT. Subject to the limitation set forth in subparagraph 7(d), each participant in the Plan automatically and without any act on his part shall be deemed to have exercised his option on each Date of Exercise to the extent of his unused payroll deductions under the Plan and to the extent the issuance of Stock to such participant upon such exercise is lawful.

          (b) "OPTION PRICE" DEFINED. The term "Option Price" shall mean the per share price of Stock to be paid by each participant on each exercise of his option, which price shall be equal to 85% of the fair market value of the Stock on the Date of Exercise or on the Date of Grant, whichever amount is less. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange, Inc. on that date (or, if no shares of Stock have been traded on that date, on the next regular business date on which shares of the Stock are so traded).

          (c) DELIVERY OF SHARE CERTIFICATES. As soon as practicable after each Date of Exercise, the Company shall deliver to a custodian selected by the Committee one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of Stock respecting options exercised on such Date of Exercise in the aggregate (for both whole and fractional shares) of all of the participating employees hereunder. Any remaining amount representing a fractional share shall not be certificated (or otherwise so credited) and such remaining amount shall be paid in cash to the custodian. Such custodian shall keep accurate records of the beneficial interests of each participating employee in such shares by means of participant accounts under the Plan, and shall provide each participating employee with quarterly or such other periodic statements with respect thereto as may be directed by the Committee. If the Company is required to obtain from any U.S. commission or agency authority to issue any such shares, the Company shall seek to obtain such authority. Inability of the Company to obtain from any commission or agency (whether U.S. or foreign) authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any participant in the Plan except to return to him the amount of his payroll deductions under the Plan which would have otherwise been used upon exercise of the relevant option.

     (d) RESTRICTIONS ON TRANSFER. The Committee may from time to time specify with respect to a particular grant of options the Restriction Period that shall apply to the shares of Stock acquired pursuant to such options. Unless otherwise specified by the Committee, the Restriction Period applicable to shares of Stock acquired under the Plan shall be a period of 21 months after the Date of Exercise of the options pursuant to which such shares were acquired. Except as hereinafter provided, during the Restriction Period applicable to shares of Stock acquired under the Plan, such shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of by the participant who has purchased such shares; provided, however, that such restriction shall not apply to the transfer, exchange or conversion of such shares of Stock pursuant to a merger, consolidation or other plan of reorganization of the Company, but the stock, securities or other property (other than cash) received upon any such transfer, exchange or conversion shall also become subject to the same transfer restrictions applicable to the original shares of Stock, and shall be held by the custodian, pursuant to the provisions hereof. Upon the expiration of such Restriction Period, the transfer restrictions set forth in this subparagraph 8(d) shall cease to apply and the optionee may, pursuant to procedures established by the Committee and the custodian, direct the sale or distribution of some or all of the whole shares of Stock in his Company stock account that are not then subject to transfer restrictions and, in the event of a sale, request payment of the net proceeds from such sale. Further, upon the termination of the participant's employment with the Company and its parent or subsidiary corporations for any reason whatsoever, the transfer restrictions set forth in this subparagraph 8(d) shall cease to apply and the custodian shall, upon the request of such participant, deliver to such participant a certificate issued in his name representing (or otherwise credit to an account of such participant) the aggregate whole number of shares of Stock in his Company stock account under the Plan. At the time of distribution of such shares, any fractional share in such Company stock account shall be converted to cash based on the fair market value of the Stock on the date of distribution and such cash shall be paid to the participant. The Committee may cause the Stock issued in connection with the exercise of options under the Plan to bear such legends or other appropriate restrictions, and the Committee may take such other actions, as it deems appropriate in order to reflect the transfer restrictions set forth in this subparagraph 8(d) and to assure compliance with applicable laws.

     9.   WITHDRAWAL FROM THE PLAN.

          (a) GENERAL STATEMENT. Any participant may withdraw in whole from the Plan at any time prior to the Date of Exercise relating to a particular Option Period. Partial withdrawals shall not be permitted. A participant who wishes to withdraw from the Plan must timely deliver to the Company a notice of withdrawal in a form prepared by the Company. The Company, promptly following the time when the notice of withdrawal is delivered, shall refund to the participant the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate .

          (b) ELIGIBILITY FOLLOWING WITHDRAWAL. A participant who withdraws from the Plan shall be eligible to participate again in the Plan upon expiration of the Option Period during which he withdrew (provided that he is otherwise eligible to participate in the Plan at such time).

     10.  TERMINATION OF EMPLOYMENT.

          (a) GENERAL STATEMENT. Except as provided in subparagraph 10(b), if the employment of a participant terminates for any reason whatsoever, then his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company shall promptly refund to him the amount of his payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options, and thereupon his interest in unexercised options under the Plan shall terminate.

          (b) TERMINATION BY RETIREMENT, DEATH OR DISABILITY. If the employment of a participant terminates after such participant has attained age 65 or due to such participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant's personal representative, as applicable, shall have the right to elect either to:

               (1) withdraw all of such participant's accumulated unused payroll deductions under the Plan; or

               (2) exercise such participant's option for the purchase of Stock on the last day of the Option Period during which termination of employment occurs for the purchase of the number of shares of Stock, including fractions, which the accumulated payroll deductions at the date of such participant's termination of employment will purchase at the applicable Option Price (subject to subparagraph 7(d)).

The participant or, if applicable, such personal representative, must make such election by giving written notice to the Committee at such time and in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the participant or personal representative will automatically be deemed to have elected as set forth in clause (2) above, and promptly after the exercise so described in clause (2) above, all shares of Stock in such participant's account under the Plan shall be distributable to the participant or such personal representative.

     11. RESTRICTION UPON ASSIGNMENT OF OPTION. An option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by an employee of his option or of any rights under his option or under the Plan.

     12. NO RIGHTS OF SHAREHOLDER UNTIL EXERCISE OF OPTION. With respect to shares of Stock subject to an option, an optionee shall not be deemed to be a shareholder, and he shall not have any of the rights or privileges of a shareholder, until such option has been exercised. With respect to an individual's Stock held by the custodian pursuant to subparagraph 8(d), the custodian shall, as soon as practicable, pay the individual any cash dividends attributable thereto and shall, in accordance with procedures adopted by the custodian, facilitate the individual's voting rights attributable thereto.

     13. CHANGES IN STOCK; ADJUSTMENTS. Whenever any change is made in the Stock, by reason of a stock dividend or by reason of subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change, appropriate action will be taken by the Committee to adjust accordingly the number of shares subject to the Plan, the maximum number of shares that may be subject to any option, and the number and Option Price of shares subject to options outstanding under the Plan.

     If the Company shall not be the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then, unless a surviving corporation assumes or substitutes new options (within the meaning of Section 424(a) of the Code) for all options then outstanding, (i) the Date of Exercise for all options then outstanding shall be accelerated to a date fixed by the Committee prior to the effective date of such merger or consolidation or such dissolution or liquidation and (ii) upon such effective date any unexercised options shall expire and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan which have not yet been otherwise returned to him or used upon exercise of options.

     14. USE OF FUNDS; NO INTEREST PAID. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction, and may be used for any corporate purpose. No interest shall be paid to any participant.

     15. TERM OF THE PLAN. The Plan shall be effective upon the date of its adoption by the shareholders of the Company. Notwithstanding any provision in the Plan, no option granted under the Plan shall be exercisable prior to such shareholder approval, and, if the shareholders of the Company do not approve the Plan by the Date of Exercise of the first option granted hereunder, then the Plan shall automatically terminate, no options may be exercised hereunder, and the Company promptly shall refund to each participant the amount of such participant's payroll deductions under the Plan; and thereupon, automatically and without any further act on his part, his payroll deduction authorization and his interest in unexercised options under the Plan shall terminate. Except with respect to options then outstanding, if not sooner terminated under the provisions of paragraph 16, the Plan shall terminate upon and no further payroll deductions shall be made and no further options shall be granted after June 30, 2008.

     16. AMENDMENT OR TERMINATION OF THE PLAN. The Board in its discretion may terminate the Plan at any time with respect to any Stock for which options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that no change in any option theretofore granted may be made that would impair the rights of the optionee without the consent of such optionee.

     17. SECURITIES LAWS. The Company shall not be obligated to issue any Stock pursuant to any option granted under the Plan at any time when the offer, issuance or sale of shares covered by such option has not been registered under the Securities Act of 1933, as amended, or does not comply with such other state, federal or foreign laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations or requirements available for the offer, issuance and sale of such shares.
Further, all Stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with any applicable provisions of Rule 16b-3. As to such persons, the Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required from time to time by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     18. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action that is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option granted under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     19.  MISCELLANEOUS PROVISIONS.

          (a) PARENT AND SUBSIDIARY CORPORATIONS. For all purposes of the Plan, a corporation shall be considered to be a parent or subsidiary corporation of the Company only if such corporation is a parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

          (b) NUMBER AND GENDER. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

          (c) HEADINGS. The headings and subheadings in the Plan are included solely for convenience, and if there is any conflict between such headings or subheadings and the text of the Plan, the text shall control.

          (d) NOT A CONTRACT OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Participating Company and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an employee of the Company or any Participating Company to purchase Stock at a discount, in the future. The rights and obligations under any participant's terms of employment with the Company or any Participating Company shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Company or to restrict the right of the Company or any Participating Company to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Participating Company the right to require any person to remain in the employ of the Company or such Participating Company or to restrict any person's right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant's employment for any reason whatsoever.

          (e) COMPLIANCE WITH APPLICABLE LAWS. The Company's obligation to offer, issue, sell or deliver Stock under the Plan is at all times subject to all approvals of and compliance with any governmental authorities (whether domestic or foreign) required in connection with the authorization, offer, issuance, sale or delivery of Stock as well as all federal, state, local and foreign laws. Without limiting the scope of the preceding sentence, and notwithstanding any other provision in the Plan, the Company shall not be obligated to grant options or to offer, issue, sell or deliver Stock under the Plan to any employee who is a citizen or resident of a jurisdiction the laws of which, for reasons of its public policy, prohibit the Company from taking any such action with respect to such employee.

          (f) SEVERABILITY. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

          (g) GOVERNING LAW. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

Executed this _______ day of ___________________________, 1998, to be effective on the 30th day of April, 1998.


AMERICAN GENERAL CORPORATION



By:______________________________
Name:
Title: